Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS FOURTH-QUARTER
AND FULL-YEAR 2008 RESULTS

— Provides Sales and Earnings Projections for 2009 —

LAKE FOREST, Ill., Feb. 17, 2009 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the fourth quarter and full year ended Dec. 31, 2008. For the fourth quarter of 2008, net sales were $914 million, and adjusted* diluted earnings per share were $0.78. For the full year of 2008, net sales were $3.6 billion, and adjusted* diluted earnings per share were $2.53. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“Hospira delivered another positive year of performance in 2008, generating solid revenue and strong profit growth, further advancing key areas of our business and successfully completing the integration of the Mayne Pharma acquisition,” said Christopher B. Begley, chairman and chief executive officer. “Looking forward, as a diversified healthcare company primarily serving the acute-care market, Hospira is well positioned in 2009. Hospira’s underlying businesses remain solid, and we expect another year of growth guided by our focus on execution and operational optimization.”

Fourth-Quarter 2008 Results

The following table highlights selected financial results for the fourth quarter of 2008 compared to the same period in 2007:

In $ millions, except per share	GAAP Three Months Ended Dec. 31,		%	Adjusted* Three Months Ended Dec. 31,		%
amounts	2008	2007	Change	2008	2007	Change
Net Sales	$913.7	$946.1	(3.4)%	n/a	n/a	n/a
Gross Profit	$348.6	$338.6	3.0%	$376.4	$363.7	3.5%
Income from Operations	$155.7	$114.0	36.6%	$188.2	$153.6	22.5%
Diluted EPS	$0.65	$0.47	38.3%	$0.78	$0.63	23.8%
Statistics (as a % of Net Sales)
Gross Profit	38.2%	35.8%		41.2%	38.4%
Operating Income	17.0%	12.0%		20.6%	16.2%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this press release.

Net sales decreased 3.4 percent to $914 million in the fourth quarter of 2008, compared to $946 million in the fourth quarter of 2007.  The decline was primarily driven by three factors: unfavorable foreign currency translation; unusually high U.S. wholesaler purchasing patterns for Specialty Injectable Pharmaceuticals in the fourth quarter of 2007; and decreased demand in Other Pharma from some contract manufacturing customers.

Medication Management Systems (MMS) reported solid sales growth based on continued demand for its newest general infusion system, Symbiq®.

Adjusted* operating income increased 22.5 percent to $188 million in the fourth quarter of 2008, compared to $154 million in the fourth quarter of 2007. Contributing to the increase was favorable volume/mix, improved manufacturing efficiency and the impact of Selling, General & Administrative (SG&A) cost-containment measures.

Full-Year 2008 Results

The following table highlights selected financial results for the full year 2008 compared to the same period in 2007:

In $ millions, except per share	GAAP Year Ended Dec. 31,		%	Adjusted* Year Ended Dec. 31,		%
amounts	2008	2007	Change	2008	2007	Change
Net Sales	$3,629.5	$3,436.2	5.6%	n/a	n/a	n/a
Gross Profit	$1,322.0	$1,173.9	12.6%	$1,426.5	$1,325.1	7.7%
Income from Operations	$517.8	$302.6	71.1%	$647.1	$579.6	11.6%
Diluted EPS	$1.99	$0.85	134.1%	$2.53	$2.19	15.5%
Statistics (as a % of Net Sales)
Gross Profit	36.4%	34.2%		39.3%	38.6%
Operating Income	14.3%	8.8%		17.8%	16.9%

Net sales increased 5.6 percent to $3.6 billion for the year ended Dec. 31, 2008, compared to $3.4 billion for the prior year. The increase was primarily a result of the impact of new group purchasing organization (GPO) awards; strong demand for the company’s MMS product lines; and favorable foreign currency translation.

Adjusted* operating income increased 11.6 percent to $647 million for the full year of 2008, compared to $580 million for the full year of 2007. The increase is primarily a result of favorable volume/mix, improved manufacturing efficiencies and the impact of foreign exchange.

Cash Flow

Cash flow from operations for the full-year 2008 was $584 million, an increase compared to the $551 million generated in 2007.

Capital expenditures were $164 million for the full year, compared to $211 million in 2007. The decline is partly due to lower spending in 2008 than in 2007 related to the company’s facilities optimization initiatives, as well as to capital-spending controls the company effected in the second half of 2008.

2009 Projections

Hospira expects net sales growth for full-year 2009 to be approximately 4 to 6 percent on a constant-currency basis. Including the impact of foreign exchange, the company expects net sales to be relatively flat. Adjusted* diluted earnings per share for 2009 are expected to be in the range of $2.62 to $2.72.

The reconciliation between the projected 2009 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.62 - $2.72

Estimated charges related to planned facilities optimization initiatives (mid-point of an estimated range of $0.10 to $0.12 per diluted share for 2009)	$(0.11)

Estimated $53 million for the amortization of intangibles related to the Mayne Pharma acquisition	$(0.23)

Diluted earnings per share — GAAP	$2.28 - $2.38

The company projects that cash flow from operations in 2009 will be in the $565 million to $615 million range. Depreciation and amortization is expected to be between $210 million and $220 million. Capital expenditures are projected to be between $155 million and $175 million.

“Our 2009 guidance aligns with our core strategies to improve margins and cash flow and invest for growth,” said Begley. “We have a robust global generic drug pipeline and attractive growth opportunities in generic injectables. With our expanded GPO contracts, we expect to attract additional customers to our broad portfolio of products. We also expect continued momentum with MMS as we advance our technologically enhanced offerings. Through our streamlined, focused management and optimization initiatives, we are well positioned to advance our growth opportunities and drive sustainable long-term growth.”

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

Webcast

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Tuesday, Feb. 17, 2009. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has approximately 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which is incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Media

Tareta Adams

(224) 212-2535

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended December 31,			Years Ended December 31,
	2008	2007	% Change	2008	2007	% Change
Net sales	$913.7	$946.1	(3.4)%	$3,629.5	$3,436.2	5.6%
Cost of products sold	565.1	607.5	(7.0)%	2,307.5	2,262.3	2.0%
Gross Profit	348.6	338.6	3.0%	1,322.0	1,173.9	12.6%

Research and development	53.5	53.7	(0.4)%	213.6	201.2	6.2%
Acquired in-process research and development	—	3.2	(100.0)%	0.5	88.0	(99.4)%
Selling, general and administrative	139.4	167.7	(16.9)%	590.1	582.1	1.4%
Income From Operations	155.7	114.0	36.6%	517.8	302.6	71.1%

Interest expense	29.0	32.0	(9.4)%	116.2	134.5	(13.6)%
Other expense (income), net	0.6	(7.7)	(107.8)%	(5.9)	(19.7)	(70.1)%
Income Before Income Taxes	126.1	89.7	40.6%	407.5	187.8	117.0%

Income tax expense	21.5	13.6	58.1%	86.6	51.0	69.8%
Net Income	$104.6	$76.1	37.5%	$320.9	$136.8	134.6%

Earnings Per Common Share:
Basic	$0.66	$0.48	37.5%	$2.02	$0.87	132.2%
Diluted	$0.65	$0.47	38.3%	$1.99	$0.85	134.1%

Weighted Average Common Shares Outstanding:
Basic	159.5	157.8	1.1%	159.2	156.9	1.5%
Diluted	160.9	160.3	0.4%	161.3	160.2	0.7%

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except per share amounts)

	Three Months Ended December 31,
	2008				2007				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$913.7	$—		$913.7	$946.1	$—		$946.1	(3.4)%	(3.4)%
Cost of products sold	565.1	(27.8	)A	537.3	607.5	(25.1	)E	582.4	(7.0)%	(7.7)%
Gross Profit	348.6	27.8		376.4	338.6	25.1		363.7	3.0%	3.5%

Research and development	53.5	(0.5	)B	53.0	53.7	(0.3	)C	53.4	(0.4)%	(0.7)%
Acquired in-process research and development	—	—		—	3.2	(3.2	)G	—	(100.0)%	nm
Selling, general and administrative	139.4	(4.2	)C	135.2	167.7	(11.0	)C	156.7	(16.9)%	(13.7)%
Income From Operations	155.7	32.5		188.2	114.0	39.6		153.6	36.6%	22.5%

Interest expense	29.0	—		29.0	32.0	1.4	F	33.4	(9.4)%	(13.2)%
Other expense (income), net	0.6	—		0.6	(7.7)	—		(7.7)	(107.8)%	(107.8)%
Income Before Income Taxes	126.1	32.5		158.6	89.7	38.2		127.9	40.6%	24.0%

Income tax expense	21.5	10.8	D	32.3	13.6	14.0	D	27.6	58.1%	17.0%
Net Income	$104.6	$21.7		$126.3	$76.1	$24.2		$100.3	37.5%	25.9%

Earnings Per Common Share:
Basic	$0.66	$0.13		$0.79	$0.48	$0.16		$0.64	37.5%	23.4%
Diluted	$0.65	$0.13		$0.78	$0.47	$0.16		$0.63	38.3%	23.8%

Weighted Average Common Shares Outstanding:
Basic	159.5	159.5		159.5	157.8	157.8		157.8	1.1%	1.1%
Diluted	160.9	160.9		160.9	160.3	160.3		160.3	0.4%	0.4%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	38.2%			41.2%	35.8%			38.4%

R&D	5.9%			5.8%	5.7%			5.6%

SG&A	15.3%			14.8%	17.7%			16.6%

Income From Operations	17.0%			20.6%	12.0%			16.2%

Income Before Income Taxes	13.8%			17.4%	9.5%			13.5%

Net Income	11.4%			13.8%	8.0%			10.6%

Income Tax Rate	17.1%			20.4%	15.2%			21.5%

A –

Includes intangible assets amortization of $16.0 related to the Mayne Pharma acquisition; charges of $9.0 related to the planned closures of the Ashland, OH; Montreal, Canada; North Chicago, IL; and Morgan Hill, CA facilities as part of Hospira’s facilities optimization initiatives; and Mayne Pharma integration and other acquisition-related charges of $2.8.

B –	Facilities optimization initiatives.
C –	Mayne Pharma integration and other acquisition-related charges.
D –	Reflects the tax effect of the above adjustments.
E –

Includes intangible assets amortization of $12.6 related to the Mayne Pharma acquisition; charges of $4.1 related to the planned closures of the Donegal, Ireland; Ashland, OH; Motreal, Canada; and North Chicago, IL facilities as part of Hospira’s facilities optimization initiatives; Mayne Pharma integration charges of $0.9; and intangible asset impairment of $7.5 related to a non-strategic device product.

F –	Other acquisition-related (charge) refund: refund of bridge loan fees incurred as a result of the Mayne Pharma acquisition expensed upon refinancing of loan during the first quarter of 2007.
G –	Acquired in-process research and development.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except per share amounts)

	Years Ended December 31,
	2008				2007				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$3,629.5	$—		$3,629.5	$3,436.2	$—		$3,436.2	5.6%	5.6%
Cost of products sold	2,307.5	(104.5	)A	2,203.0	2,262.3	(151.2	)F	2,111.1	2.0%	4.4%
Gross Profit	1,322.0	104.5		1,426.5	1,173.9	151.2		1,325.1	12.6%	7.7%

Research and development	213.6	(3.3	)B	210.3	201.2	(1.6	)D	199.6	6.2%	5.4%
Acquired in-process research and development	0.5	(0.5	)C	—	88.0	(88.0	)C	—	(99.4)%	nm
Selling, general and administrative	590.1	(21.0	)D	569.1	582.1	(36.2	)D	545.9	1.4%	4.2%
Income From Operations	517.8	129.3		647.1	302.6	277.0		579.6	71.1%	11.6%

Interest expense	116.2	—		116.2	134.5	(0.8	)G	133.7	(13.6)%	(13.1)%
Other expense (income), net	(5.9)	—		(5.9)	(19.7)	(5.7	)H	(25.4)	(70.1)%	(76.8)%
Income Before Income Taxes	407.5	129.3		536.8	187.8	283.5		471.3	117.0%	13.9%

Income tax expense	86.6	42.1	E	128.7	51.0	69.3	E	120.3	69.8%	7.0%
Net Income	$320.9	$87.2		$408.1	$136.8	$214.2		$351.0	134.6%	16.3%

Earnings Per Common Share:
Basic	$2.02	$0.54		$2.56	$0.87	$1.37		$2.24	132.2%	14.3%
Diluted	$1.99	$0.54		$2.53	$0.85	$1.34		$2.19	134.1%	15.5%

Weighted Average Common Shares Outstanding:
Basic	159.2	159.2		159.2	156.9	156.9		156.9	1.5%	1.5%
Diluted	161.3	161.3		161.3	160.2	160.2		160.2	0.7%	0.7%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	36.4%			39.3%	34.2%			38.6%

R&D	5.9%			5.8%	5.9%			5.8%

SG&A	16.3%			15.7%	16.9%			15.9%

Income From Operations	14.3%			17.8%	8.8%			16.9%

Income Before Income Taxes	11.2%			14.8%	5.5%			13.7%

Net Income	8.8%			11.2%	4.0%			10.2%

Income Tax Rate	21.3%			24.0%	27.2%			25.5%

A –

Includes intangible assets amortization of $62.8 related to the Mayne Pharma acquisition; charges of $35.6 related to the planned closures of the Ashland, OH; Montreal, Canada; North Chicago, IL; and Morgan Hill, CA facilities as part of Hospira’s facilities optimization initiatives; a gain on the sale of the Montreal, Canada manufacturing plant ($2.5); and Mayne Pharma integration and other acquisition-related charges of $8.6.

B –	Includes Mayne Pharma integration and other acquisition-related charges of $1.0 and facilities optimization initiatives of $2.3.
C –	Acquired in-process research and development.
D –	Mayne Pharma integration and other acquisition-related charges.
E –	Reflects the tax effect of the above adjustments.
F –

Includes inventory step-up charge of $53.1 and intangible assets amortization of $47.6 related to the Mayne Pharma acquisition; charges of $37.6 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s facilities optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City, UT manufacturing plant to ICU Medical ($1.6); Mayne Pharma integration charges of $7.0; and intangible asset impairment of $7.5 related to a non-strategic device product.

G –

Other acquisition-related charge: $2.2 of bridge loan fees incurred as a result of the Mayne Pharma acquisition expensed upon refinancing of loan during the first quarter of 2007 net of a refund of $1.4 received in the fourth quarter of 2007.

H –	Other acquisition-related charge: foreign exchange losses related to the Mayne Pharma acquisition.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Diluted Earnings Per Share

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007

Diluted Earnings Per Share - GAAP	$0.65	$0.47	$1.99	$0.85

Adjustments:

Mayne Pharma acquisition related:

Acquired in-process research and development	—	—	—	0.53

Inventory step-up charge	—	—	—	0.23

Integration and other acquisition-related charges	0.02	0.04	0.12	0.21

Intangible assets amortization	0.06	0.06	0.27	0.20

Charges related to facilities optimization initiatives	0.04	0.02	0.15	0.14

Intangible asset impairment related to a non-strategic device product	—	0.03	—	0.03

Acquired in-process research and development related to product acquisition	—	0.01	—	0.01

Integration and other acquisition-related charges	0.01	—	0.01	—

Gain on the sale of the Montreal, Canada manufacturing plant	—	—	(0.01)	—

Reduction of obligation associated with the sale of the Salt Lake City, UT manufacturing plant	—	—	—	(0.01)

Subtotal of Adjustments	0.13	0.16	0.54	1.34

Diluted Earnings Per Share - Adjusted	$0.78	$0.63	$2.53	$2.19

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	December 31,	December 31,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$483.8	$241.1
Trade receivables, less allowances of $6.7 in 2008 and $14.1 in 2007	583.4	559.0
Inventories	830.5	766.6
Deferred income taxes	172.2	176.7
Prepaid expenses	35.7	23.8
Other receivables	43.7	73.8
Total Current Assets	2,149.3	1,841.0
Property and equipment, net	1,192.1	1,276.9
Intangible assets, net	404.4	554.0
Goodwill	1,167.4	1,240.9
Deferred income taxes	70.1	79.4
Investments	37.6	23.7
Other assets	53.2	68.8
Total Assets	$5,074.1	$5,084.7

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$338.3	$58.5
Trade accounts payable	231.5	190.3
Salaries, wages and commissions	144.7	143.6
Deferred income taxes	1.5	8.4
Other accrued liabilities	331.5	393.5
Total Current Liabilities	1,047.5	794.3
Long-term debt	1,834.0	2,184.4
Deferred income taxes	25.2	50.7
Post-retirement obligations and other long-term liabilities	391.0	310.1
Commitments and Contingencies
Total Shareholders’ Equity	1,776.4	1,745.2
Total Liabilities and Shareholders’ Equity	$5,074.1	$5,084.7

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Years Ended December 31,
	2008	2007

Cash Flow From Operating Activities:

Net income	$320.9	$136.8
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	183.2	183.0
Amortization of intangibles	68.7	52.1
Write-off of acquired in-process research and development	0.5	88.0
Step-up value of acquired inventories sold	—	53.1
Stock-based compensation expense	42.0	39.4
Impairment of long-lived assets	—	7.5
Net gains on sales of assets	(3.0)	(5.0)
Changes in assets and liabilities-
Trade receivables	(55.4)	(47.6)
Inventories	(117.9)	34.4
Prepaid expenses and other assets	12.9	17.7
Trade accounts payable	49.5	11.5
Other liabilities	52.9	(40.3)
Other, net	29.8	20.5
Net Cash Provided by Operating Activities	584.1	551.1

Cash Flow From Investing Activities:

Capital expenditures (including instruments placed with or leased to customers)	(164.3)	(210.5)
Acquisitions, net of cash acquired, including payments for deferred consideration	(26.1)	(1,980.5)
Purchases of intangibles and other investments	(50.8)	(5.5)
(Purchases) Sales of marketable securities	(24.5)	10.4
Settlements of foreign currency contracts	—	(55.7)
Proceeds from dispositions of product rights	—	13.8
Proceeds from disposal of facilities	0.8	—
Net Cash Used in Investing Activities	(264.9)	(2,228.0)

Cash Flow From Financing Activities:

Issuance of long-term debt, net of fees paid	—	3,336.2
Repayment of long-term debt	(95.2)	(1,825.2)
Other borrowings, net	6.3	(6.2)
Excess tax benefit from stock-based compensation arrangements	1.0	2.3
Proceeds from stock options exercised	27.8	73.1
Net Cash (Used in) Provided by Financing Activities	(60.1)	1,580.2

Effect of exchange rate changes on cash and cash equivalents	(16.4)	15.8

Net change in cash and cash equivalents	242.7	(80.9)
Cash and cash equivalents at beginning of year	241.1	322.0
Cash and cash equivalents at end of year	$483.8	$241.1

Supplemental Cash Flow Information:
Cash paid during the year-
Interest	$120.8	$127.4
Income taxes, net of refunds	$14.9	$72.4

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended December 31,				Years Ended December 31,
	2008	2007	% Change at Actual Rates	% Change at Constant Rates	2008	2007	% Change at Actual Rates	% Change at Constant Rates

Americas–
Pharmaceuticals
Specialty Injectables	$347.2	$349.7	(0.7)%	1.3%	$1,328.9	$1,240.9	7.1%	7.1%
Other Pharma	147.6	155.6	(5.1)%	(2.4)%	522.0	549.2	(5.0)%	(4.7)%
	494.8	505.3	(2.1)%	0.1%	1,850.9	1,790.1	3.4%	3.5%
Devices
Medication Management Systems	140.6	129.1	8.9%	12.4%	558.9	501.3	11.5%	11.4%
Other Devices	85.8	94.1	(8.8)%	(6.6)%	368.5	367.5	0.3%	0.1%
	226.4	223.2	1.4%	4.3%	927.4	868.8	6.7%	6.6%
Total Americas	721.2	728.5	(1.0)%	1.4%	2,778.3	2,658.9	4.5%	4.5%

Europe, Middle East & Africa–
Pharmaceuticals
Specialty Injectables	63.2	71.1	(11.1)%	0.3%	287.4	255.4	12.5%	8.0%
Other Pharma	31.9	51.0	(37.5)%	(25.8)%	152.1	162.3	(6.3)%	(8.1)%
	95.1	122.1	(22.1)%	(10.6)%	439.5	417.7	5.2%	1.8%
Devices
Medication Management Systems	16.7	16.6	0.6%	11.6%	75.9	66.4	14.3%	7.6%
Other Devices	16.0	16.9	(5.3)%	5.6%	68.4	68.0	0.6%	(4.6)%
	32.7	33.5	(2.4)%	8.5%	144.3	134.4	7.4%	1.4%
Total Europe, Middle East & Africa	127.8	155.6	(17.9)%	(6.5)%	583.8	552.1	5.7%	1.6%

Asia Pacific–
Pharmaceuticals
Specialty Injectables	50.1	47.3	5.9%	27.7%	205.4	168.9	21.6%	19.6%
Other Pharma	3.1	3.3	(6.1)%	21.2%	15.2	14.1	7.8%	4.8%
	53.2	50.6	5.1%	27.2%	220.6	183.0	20.5%	18.4%
Devices
Medication Management Systems	4.4	4.4	0.0%	11.9%	19.9	16.7	19.2%	15.5%
Other Devices	7.1	7.0	1.4%	5.7%	26.9	25.5	5.5%	(0.7)%
	11.5	11.4	0.9%	8.1%	46.8	42.2	10.9%	5.7%
Total Asia Pacific	64.7	62.0	4.4%	23.8%	267.4	225.2	18.7%	16.1%

Net Sales	$913.7	$946.1	(3.4)%	1.6%	$3,629.5	$3,436.2	5.6%	4.8%

Notes:

Specialty Injectables include generic injectables and proprietary specialty injectables. Other Pharmaceuticals include large volume IV solutions, nutritionals and contract manufacturing services (including former “Sales to Abbott”). Medication Management Systems include infusion pumps, related software, services and administration sets. Other Devices include gravity administration sets, critical care products, and other device products.

Net sales for the years ended December 31, 2008 and 2007, include twelve and eleven months, respectively, of Mayne Pharma net sales.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Three Months Ended December 31,
	Net Sales			Income from Operations
	2008	2007	% Change	2008		2007		% Change

Americas	$721.2	$728.5	(1.0)%	$172.0	A	$142.4	A	20.8%
Europe, Middle East & Africa	127.8	155.6	(17.9)%	2.1	B	(0.4	)B	625.0%
Asia Pacific	64.7	62.0	4.4%	9.4	C	4.9	C	91.8%
Total reportable segments	$913.7	$946.1	(3.4)%	183.5		146.9		24.9%
Corporate functions				(19.0	)D	(25.1	)D	(24.3)%
Stock-based compensation				(8.8)		(7.8)		12.8%
Income from operations				155.7		114.0		36.6%
Interest expense and other income, net				(29.6	)E	(24.3	)E	21.8%
Income before income taxes				$126.1		$89.7		40.6%

Included in the reported Income before income taxes above, are the following charges:

A — Americas
Mayne Pharma acquisition related:
Acquired in-process research and development	$—	$—
Inventories step-up charge	—	—
Integration and other acquisition-related charges	1.5	1.8
Intangible assets amortization	4.2	2.0
Charges related to facilities optimization initiatives	9.5	3.5
Intangible asset impairment related to a non-strategic device product	—	7.5
Integration and other acquisition related charges	0.1	—
Acquired in-process research and development	—	—
Gain on the sale of the Montreal, Canada manufacturing plant	—	—
Reduction of obligation associated with the sale of the Salt Lake City, UT manufacturing plant	—	—
Total Americas	15.3	14.8

B — Europe, Middle East & Africa
Mayne Pharma acquisition related:
Acquired in-process research and development	—	—
Inventories step-up charge	—	—
Integration and other acquisition-related charges	0.5	4.3
Intangible assets amortization	8.1	5.8
Charges related to facilities optimization initiatives	—	0.6
Acquired in-process research and development	—	3.2
Total Europe, Middle East & Africa	8.6	13.9

C — Asia Pacific
Mayne Pharma acquisition related:
Inventories step-up charge	—	—
Integration and other acquisition-related charges	1.6	1.7
Intangible assets amortization	3.7	4.8
Integration and other acquisition-related charges	0.2	—
Total Asia Pacific	5.5	6.5

D — Corporate functions
Integration and other acquisition-related charges	3.1	4.4
Total Corporate functions	3.1	4.4

E — Interest expense and other income, net
Integration and other acquisition-related charges, net of refund	—	(1.4)
Total Interest expense and other income, net	—	(1.4)

Total	$32.5	$38.2

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Years Ended December 31,
	Net Sales			Income from Operations
	2008	2007	% Change	2008		2007		% Change

Americas	$2,778.3	$2,658.9	4.5%	$598.0	A	$445.3	A	34.3%
Europe, Middle East & Africa	583.8	552.1	5.7%	12.8	B	(16.6	)B	177.1%
Asia Pacific	267.4	225.2	18.7%	23.0	C	(4.2	)C	647.6%
Total reportable segments	$3,629.5	$3,436.2	5.6%	633.8		424.5		49.3%
Corporate functions				(74.0	)D	(82.5	)D	(10.3)%
Stock-based compensation				(42.0)		(39.4)		6.6%
Income from operations				517.8		302.6		71.1%
Interest expense and other income, net				(110.3	)E	(114.8	)E	(3.9)%
Income before income taxes				$407.5		$187.8		117.0%

Included in the reported Income before income taxes above, are the following charges:

A — Americas
Mayne Pharma acquisition related:
Acquired in-process research and development	$—	$66.2
Inventories step-up charge	—	10.0
Integration and other acquisition-related charges	3.6	14.8
Intangible assets amortization	19.2	9.4
Charges related to facilities optimization initiatives	37.9	35.7
Intangible asset impairment related to a non-strategic device product	—	7.5
Integration and other acquisition related charges	0.1	—
Acquired in-process research and development	0.5	—
Gain on the sale of the Montreal, Canada manufacturing plant	(2.5)	—
Reduction of obligation associated with the sale of the Salt Lake City, UT manufacturing plant	—	(1.6)
Total Americas	58.8	142.0

B — Europe, Middle East & Africa
Mayne Pharma acquisition related:
Acquired in-process research and development	—	18.6
Inventories step-up charge	—	18.0
Integration and other acquisition-related charges	10.6	6.4
Intangible assets amortization	25.8	21.5
Charges related to facilities optimization initiatives	—	1.9
Acquired in-process research and development	—	3.2
Total Europe, Middle East & Africa	36.4	69.6

C — Asia Pacific
Mayne Pharma acquisition related:
Inventories step-up charge	—	25.1
Integration and other acquisition-related charges	7.1	3.6
Intangible assets amortization	17.8	16.7
Integration and other acquisition-related charges	1.4	0.6
Total Asia Pacific	26.3	46.0

D — Corporate functions
Integration and other acquisition-related charges	7.8	19.4
Total Corporate functions	7.8	19.4

E — Interest expense and other income, net
Integration and other acquisition-related charges, net of refund	—	6.5
Total Interest expense and other income, net	—	6.5

Total	$129.3	$283.5